                                                                      Exhibit 99
                                                                      ----------


                            RHONE-POULENC RORER INC.
                         1995 EQUITY COMPENSATION PLAN
                         -----------------------------

               [Amended and Restated Effective November 1, 1996]


               The purpose of the Rhone-Poulenc Rorer Inc. 1995 Equity Compensation Plan (the "Plan") is (i) to authorize the Executive Personnel and Compensation Committee (the "Committee") of the Board of Directors to provide designated officers (including officers who are also directors), other employees and directors who are not employees ("Non-Employee Directors") of Rhone-Poulenc Rorer Inc. and its subsidiaries (hereinafter collectively referred to as the "Company") and principals of organizations involved with the Company on significant projects ("Key Advisors") with certain rights to acquire common stock of the Company and (ii) to provide for the grant of incentive stock options, nonqualified stock options and stock appreciation rights. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders and will align the economic interests of the participants with those of the shareholders. This Plan shall serve as the successor equity incentive program to the Rorer Group Inc. Equity Compensation Plan.

               1.   Administration
                    --------------

               The Plan shall be administered and interpreted by a committee (the "Committee") consisting of not less than two persons appointed by the Board of Directors of the Company, all of whom shall be non-employee directors as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations. The Committee shall have the sole authority to determine (i) the employees and Key Advisors to whom options and awards shall be granted under the Plan, (ii) the type, size and terms of the awards to be made to each such individual, (iii) the time when the awards will be granted and the duration of the exercise period and (iv) any other matters arising under the Plan. Non-Employee Directors shall receive grants only pursuant to the provisions of Section 6. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. Notwithstanding the foregoing, administration of
     Section 6 with respect to nondiscretionary

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     grants to Non-Employee Directors is intended to be self-executing in accordance with the express terms and conditions of Section 6. However, to the extent that administrative determinations are required with respect to
     Section 6, such determinations shall be made by the members of the Board who are not eligible to receive grants under Section 6, but in no event shall such determinations affect the eligibility of optionees, the determination of the exercise price, the timing of the grants or the number of shares subject to such grants.

               2.   Grants
                    ------

               Incentives under the Plan shall consist of incentive stock options, nonqualified stock options, restricted stock grants and stock appreciation rights (hereinafter collectively referred to as "Grants").
     All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the employee (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an employee or Key Advisor. Grants under a particular Section of the Plan need not be uniform as among the employees or Key Advisors and Grants under two or more Sections of the Plan may be combined in one instrument; provided, however, that Grants to Non-Employee Directors shall be made only in accordance with the provisions of Section 6.

               3.   Shares Subject to the Plan
                    --------------------------

               (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that have been or may be issued or transferred under the Plan is 5,000,000 shares. During the term of the Plan, the maximum aggregate number of shares of Company Stock that shall be subject to options or awards under the Plan to any single individual shall be 500,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares repurchased by the Company on the open market. If and to the extent options or stock appreciation rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock are forfeited, the shares subject to such option or such award shall again be available for purposes of the Plan.

               (b) If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any

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     year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive.

               4.   Eligibility for Participation
                    -----------------------------

               Officers and other employees of the Company, Key Advisors designated by the Committee and Non-Employee Directors shall be eligible to participate in the Plan (hereinafter referred to individually as the "Participant" and collectively as the "Participants"), provided that Key Advisors and Non-Employee Directors shall not be eligible to receive Incentive Stock Options (as defined in Election 5(b) below). The Committee shall select the employees and Key Advisors to receive Grants (together with Non-Employee Directors receiving Grants under Section 6, the "Grantees") from among the Participants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines; provided, however, that Non-Employee Directors shall only receive Grants pursuant to Section 6. Nothing contained in this Plan shall be construed to (i) limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company, or for other proper corporate purpose, or
     (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

               5.   Granting of Options
                    -------------------

               (a) Number of Shares. The Committee shall grant to each Grantee who is an employee or Key Advisor a number of stock options as the Committee shall determine.

               (b) Type of Option and Price.

               (i) The Committee may grant options qualifying as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code and/or other stock options ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter referred to collectively as "Stock Options"), all in accordance with the terms and conditions set forth herein.

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               (ii) The purchase price of Company Stock subject to an Incentive
          Stock Option or a Nonqualified Stock Option shall be the fair market value of a share of such Stock on the date such Stock Option is granted. Notwithstanding the foregoing, with respect to a Stock Option other than an Incentive Stock Option, the price at which Company Stock may be purchased may be equal to either (i) the fair market value of Company Stock as of a date subsequent to the date of grant as specified by the Committee in the Grant Letter or (ii) the average of such fair market value over a period of time as specified by the Committee in the Grant Letter, but only when the price so established would not result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code.

               (iii) The "fair market value" of Company Stock shall be the closing price of a share of Company Stock on the New York Stock Exchange; provided, however, that if shares of Company Stock shall not be listed on the New York Stock Exchange, then the fair market value will be the closing price of a share of Company Stock on the principal stock exchange on which such shares are listed for trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such stock exchange or if the Company Stock is not admitted to trading on any stock exchange the fair market price shall be the last sale reported on the NASDAQ National Market System published in the Wall Street Journal or, if no such sale is so reported, the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Security Dealers Automated System, or, if such price at the time is not available from such system, as furnished by any similar system then engaged in the business of reporting such prices and selected by the Company or, if there is no such system, as furnished by any member of the National Association of Security Dealers, selected by the Company.

               (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the

                                       4
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     date of grant.  Notwithstanding any determinations by the Committee regarding the exercise period of any Stock Option, all outstanding Stock Options shall become immediately exercisable upon a Change in Control of the Company (as defined herein).

               (d) Vesting of Options. The vesting period for Stock Options shall commence on the date of grant and shall end on the third anniversary thereof, with one-third of the shares of Company Stock subject to each Grant becoming purchasable on each anniversary date of the grant, on a cumulative basis (except as otherwise provided herein or in the Grant Letter or as otherwise determined by the Committee). Notwithstanding any determinations by the Committee regarding the vesting period of any Stock Option, all outstanding Stock Options shall become immediately exercisable upon a Change in Control of the Company (as defined herein).

               (e) Manner of Exercise. A Grantee may exercise a Stock Option by delivering a notice of exercise to the Committee with accompanying payment of the option price. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company ("Designated Broker") in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender this notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker.

               (f) Termination of Employment, Disability or Death.

                    (1) In the event the Grantee during his lifetime ceases to be an employee of the Company or Key Advisor for any reason other than death, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within six months and one day of the date on which he ceases to be an employee or Key Advisor (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period; provided, however, that in the case of a Grantee who is disabled within the meaning of Section 22(e)(3) of the Code, such period shall be one year rather than six months and one day (except as the Committee may otherwise provide in the Grant Letter) and that in the case of Incentive Stock Options, such period shall be 90 days rather than six months.

                    (2) In the event of the death of the Grantee while he is an employee or Key Advisor of the Company or within not more than three months of the date on which he ceases to be an employee or Key Advisor (or within such other period of time as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by his personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

               (g) Satisfaction of Option Price. The Grantee shall pay the option price in cash or by delivering shares of Company Stock already owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes and having a fair market value on the date of exercise equal to the option price or with a combination of cash and shares. The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid.

               (h) Limits on Incentive Stock Options. Each Grant of an Incentive Stock Option shall provide that the aggregate fair market value of the Company Stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company shall not exceed $100,000. An Incentive Stock Option shall not be granted to any Participant who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

               6.   Stock Option Grants to Non-Employee Directors
                    ---------------------------------------------

               (a) Number of Shares. Each individual who becomes a Non-Employee Director after the effective date of this Plan as set forth in Section 18 shall receive a grant of a Non-qualified Stock Option to purchase 20,000 shares of Company Stock as of the date of the first meeting of shareholders at which he or she is first elected to the Board of Directors or the first meeting of shareholders after he or she becomes a director (whether or not he or she is a candidate for election).

               (b) Option Price and Exercise Period. The purchase price of Company Stock subject to such grants shall be the fair market value of a share of such stock as of the date such Stock Option is granted. "Fair Market Value" shall be determined pursuant to Section 5(b). Each Stock Option granted pursuant to this Section shall have an exercise period of ten years from the date of grant.

               (c) Vesting of Options. The vesting period for such Stock Options shall commence on the date of grant and shall end on the fifth anniversary thereof, with 20% of the shares of Company Stock subject to each grant becoming exercisable on each anniversary date of the grant, on a cumulative basis. Notwithstanding the foregoing, all outstanding Stock Options granted pursuant to this Section shall become immediately exercisable upon a Change in Control of the Company (as defined herein).

               (d) Manner of Exercise and Satisfaction of Option Price. A Non-Employee Director may exercise and satisfy the option price of Stock Options granted pursuant to this Section in accordance with the provisions of Section 5(e) and (g) respectively.

                                       6
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               (e) Termination of Relationship With the Company, Disability or
     Death.

               (1) In the event a Non-Employee Director during his lifetime ceases to serve as a Non-Employee Director for any reason other than on account of becoming an employee of the Company or death, any Stock Option granted pursuant to this Section which is otherwise exercisable by the Non-Employee Director shall terminate unless exercised within six months of the date on which he ceases to serve as a Non-Employee Director, but in any event no later than the date of expiration of the option exercise period; provided, however, that in the case of a Non-Employee Director who is disabled within the meaning of Section 105(d)(4) of the Code, such period shall be one year rather than six months.

               (2) In the event of the death of the Non-Employee Director while he is serving as a Non-Employee Director or within not more than three months of the date on which he ceases to be a Non-Employee Director, any Stock Option granted pursuant to this Section which was otherwise exercisable by the Non-Employee Director at the date of death may be exercised by his personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

               7.   Restricted Stock Grants

               The Committee may issue or transfer shares of Company Stock to a Participant under a grant (a "Restricted Stock Grant") pursuant to an incentive or long range compensation plan or program approved by the Committee and adopted by the Board of Directors of the Company. Key Advisors shall not be eligible to receive Restricted Stock Grants. The following provisions are applicable to Restricted Stock Grants:

               (a) General Requirements. Shares of Company Stock issued pursuant to Restricted Stock Grants will be issued for no consideration. Subject to any other restrictions by the Committee as provided pursuant to this Section, restrictions on the transfer of shares of Company Stock set forth in Section 7(d) shall lapse as to up to one-third of the shares covered by a Restricted Stock Grant on each anniversary of the date of the grant or such other date as the Committee may approve until the restrictions have lapsed on 100% of the shares; provided, however, that upon a Change in Control of the Company (as defined herein), all restrictions on the transfer of the shares which have not, prior to such date, been forfeited shall immediately lapse. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the "Restriction Period."

               (b) Number of Shares. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

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

               (c) Requirement of Employment. If the Grantee's employment terminates during a period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant terminates as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

               (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 9. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

               (e) Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any regular cash dividends paid on such shares.

               (f) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period; provided, however, that upon a Change in Control of the Company (as defined herein), all restrictions on the transfer of the shares which have not, prior to such date, been forfeited shall immediately lapse. In addition, the Committee may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, without regard to any Restriction Period, under such circumstances as it deems equitable.

               8.   Stock Appreciation Rights
                    -------------------------

               (a) The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. The exercise price of each SAR shall be equal to (i) the exercise price or option price of the related Stock Option or (ii) the fair market value of a share of Company Stock as of the date of grant of such SAR, but only in such circumstances where the SAR is granted subsequent to the date of grant of the related Stock Option and an exercise price established in accordance with clause (i) above would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code and related Treasury regulations.

               (b) The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company

     Stock which the Grantee may purchase upon the exercise of the related Stock Option or Stock Options during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

               (c) Upon a Grantee's exercise of some or all of his SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. Subject to adjustments required pursuant to Subsection (a)(ii), the stock appreciation for an SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Company Stock on the date of exercise of such SAR.

               (d) At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their fair market value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised, and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

               (e) An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable.

               9.   Transferability of Options and Grants
                    -------------------------------------

               (a) Only a Participant or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted in any specific case by the Committee in their sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution.

               (b) Notwithstanding the foregoing, the Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

               10.  Change in Control of the Company
                    --------------------------------

               As used herein, a "Change in Control" shall be deemed to have occurred if Rhone-Poulenc S.A. and its Affiliates (as used herein, the term "Affiliates" shall be deemed to include any corporation, joint venture, or other business enterprise, whether incorporated or unincorporated, which Rhone-Poulenc S.A. directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with) cease to be the beneficial owners (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

               11.  Amendment and Termination of the Plan
                    -------------------------------------

               (a) Amendment. The Board of Directors of the Company, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that materially increases the benefits accruing to Participants under the Plan, increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company if required by applicable law, and provided, further, that the Board of Directors shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code, or if such amendment would cause the Plan or the Grant or exercise of an Incentive Stock Option under the Plan to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 5(b) or an extension of the period during which an Incentive Stock Option may be exercised as set forth in Section 5(c).

               (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board of Directors of the Company or unless extended by the Board with the approval of the shareholders.

               (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 19(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under
     Section 19(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

               12.  Funding of the Plan
                    -------------------

               This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

               13.  Rights of Participants
                    ----------------------

               Nothing in this Plan shall entitle any Participant or other person to any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any rights to be retained by or in the employ of the Company.

               14.  Withholding of Taxes
                    --------------------

               The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Participant or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.

               15.  Agreements with Participants
                    ----------------------------

               Each Grant made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

               16.  Requirements for Issuance of Shares
                    -----------------------------------

               No Company Stock shall be issued or transferred upon payment of any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Restricted Stock Grant or Stock Option made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

               17.  Headings
                    --------

               Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

               18.  Effective Date and Designation of the Board
                    -------------------------------------------

               Subject to the approval of the Company's shareholders, this Plan shall be effective as of May 1, 1995.

               19.  Miscellaneous
                    -------------

               (a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes a Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

               (b) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by an governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

               (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company; provided, however, that such individuals shall have the right to vote shares of Company Stock subject to a Restricted Stock Grant and to the payment of cash dividends on such shares during the Restriction Period.

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